UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

United Development Funding IV (the “Trust”) hereby provides notice to its shareholders that the Trust is suspending its Distribution Reinvestment Plan, effective May 24, 2014, and suspending its Share Redemption Program, effective June 6, 2014, in contemplation of the listing of the Trust’s common shares of beneficial interest (the “Common Shares”) on The NASDAQ Global Select Market (the “Listing”). The effect of these suspensions is that, as of May 24, 2014, participants in the Distribution Reinvestment Plan will no longer receive distributions in the form of Common Shares, and as of June 6, 2014, holders of the Common Shares will no longer be able to present their shares to the Trust for redemption. Subject to applicable rules and regulations, the Trust expects to adopt a new distribution reinvestment plan following the Listing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter to Shareholders dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
May 5, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer